UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number))

One Riverway, Suite 1400
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

NOT APPLICABLE
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2008, WCA Waste Corporation (the “Company”), Comerica Bank, in its capacity as administrative agent, and certain other lenders, entered into the Eighth Amendment to Revolving Credit Agreement (the “Amendment”) to amend the Revolving Credit Agreement dated July 5, 2006 (the “Credit Agreement”), by and between the Company, Comerica Bank as administrative agent and certain other lenders set forth therein.  Pursuant to the Amendment, the Company is required to maintain an Adjusted EBIT Debt Service Ratio (as defined in the Credit Agreement), until maturity, of not less than 1.25 to 1.00. Additionally, pursuant to the Amendment, the applicable margin and fee schedule under the Credit Agreement is amended to read as follows:

Leverage Ratio	Base Rate Loan	LIBOR Loan	Commitment Fee
<3.00:1.00	2.25%	2.25%	0.5%
≥3.00:1.00 and <3.50:1.00	2.50%	2.50%	0.50%
≥3.50:1.00 and <4.00:1.00	2.75%	2.75%	0.50%
≥4.00:1.00 and <4.50:1.00	3.00%	3.00%	0.75%
≥4.50:1.00	3.25%	3.25%	1.0%

The above description of the material terms of the Amendment is not a complete statement of the rights and obligations with respect to the Credit Agreement. The above statements are qualified in their entirety by reference to the Amendment, a copy of which is filed as exhibit 10.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
Exhibit 10.1	Eighth Amendment to Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: October 27, 2008	By:	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Eighth Amendment to Revolving Credit Agreement